EXHIBIT 4.1






                                RSI SYSTEMS, INC.
                                 1994 STOCK PLAN

                                TABLE OF CONTENTS

Section                                                                     Page
--------------------------------------------------------------------------------


SECTION 1.  General Purpose of Plan; Definitions.............................  1

SECTION 2.  Administration...................................................  2

SECTION 3.  Stock Subject to Plan............................................  3

SECTION 4.  Eligibility......................................................  4

SECTION 5.  Stock Options....................................................  4

SECTION 6.  Restricted Stock.................................................  8

SECTION 7.  Transfer, Leave of Absence, etc..................................  9

SECTION 8.  Amendments and Termination....................................... 10

SECTION 9.  Unfunded Status of Plan.......................................... 10

SECTION 10.  General Provisions.............................................. 10

SECTION 11.  Effective Date of Plan.......................................... 12

                                RSI SYSTEMS, INC.
                                 1994 STOCK PLAN

            SECTION 1. General Purpose of Plan; Definitions.

            The name of this plan is the RSI Systems, Inc. 1994 Stock Plan (the "Plan"). The purpose of the Plan is to enable RSI Systems, Inc. (the "Company") and its Subsidiaries to retain and attract executives and other key employees and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

            For purposes of the Plan, the following terms shall be defined as set forth below:

            a.          "Board" means the Board of Directors of the Company.

            b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is harmful to the business or reputation of the Company.

            c. "Code" means the Internal Revenue Code of 1986, as amended.

            d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

            e. "Company" means RSI Systems, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

            f. "Disability" means permanent and total disability as determined by the Committee.

            g. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

            h. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

            i. "Fair Market Value" means the value of the Stock on a given date as determined by the Committee in accordance with the applicable Treasury Department regulations under Section 422 of the Code with respect to "incentive stock options."

            j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

            k. "Non-Employee Director" means any member of the Board who is not an employee of the Company, any Parent Corporation or Subsidiary.

            1. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "NonQualified Stock Option."

            m. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 60.

            n. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            o. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 6 below.

            p.          "Retirement" means Normal Retirement or Early
                        Retirement.

            q.          "Stock" means the Common Stock of the Company.

            r. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

            s. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            SECTION 2. Administration.

            The Plan shall be administered by the Board of Directors or by a Committee of not less than three Disinterested Persons, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board.

            The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options or (ii) Restricted Stock.

            In particular, the Committee shall have the authority:

            (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Stock Options and/or Restricted Stock awards may from time to time be granted hereunder;

            (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, or Restricted Stock awards, or a combination of the foregoing, are to be granted hereunder;

            (iii) to determine the number of shares to be covered by each such award granted hereunder;

            (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

            (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

            The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

            All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

            SECTION 3. Stock Subject to Plan.

            The total number of shares of Stock reserved and available for distribution under the Plan shall be 900,000. Such shares may consist, in whole or in part, of authorized and unissued shares.

            Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned ceased to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

            In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

            SECTION 4. Eligibility.

            Officers, other key employees of the Company and Subsidiaries and NonEmployee Directors, and consultants and other persons having a contractual relationship with the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options or Restricted Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

            SECTION 5. Stock Options.

            Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

            The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after October 31, 2004.

            The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate NonQualified Stock Option.

            Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

            Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

            (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

            (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

            (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, in connection with the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following: (i) the acceleration of the exercisability of any or all outstanding Stock Options; (ii) the complete termination of this Plan and cancellation of outstanding Stock Options not exercised prior to a date specified by the Board (which date shall give optionees a reasonable period of time in which to exercise vested options prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation); and (iii) the continuance. of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

            (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a NonQualified Stock Option or Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph
(a) of Section 10.

            (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionees lifetime, only by the optionee.

            (f) Termination by Death. If an optionees employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of six (6) months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

            (g) Termination by Reason of Disability. If an optionees employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after six (6) months (or such shorter period as the

Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

            (h) Termination by Reason of Retirement. If an optionees employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after six (6) months (or such shorter period as Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

            (i) Other Termination. Unless otherwise determined by the Committee, if an optionees employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that, if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation, the option may be exercised to the extent it was exercisable at such termination for the lesser of three months (or such shorter or longer period as the Committee may specify at the time of grant) or the balance of the option's term.

            (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

            (k) Non-Employee Directors. Each Non-Employee Director shall, as of the date of the meeting in which such Non-Employee Director is first elected to the Board of Directors, automatically be granted an Option to purchase 10,000 shares of Stock at an option price per share equal to 100% of the Fair Market Value of a share of Stock on such date. All such Options shall be designated as Non-Qualified Options and shall be subject to the same terms and provisions as are then in effect with respect to the granting of Non-Qualified Options to officers.and employees of the Company, except that (i) the term of each such Option shall be ten years, which term shall not expire upon,the termination of service as a director, and (ii) the Option shall become exercisable as to 25% of the total shares subject to the Option after each consecutive three-month period during a period of one year following the date of grant. After the year a Non-Employee Director is first elected, such Non-Employee Director shall receive a Non-Qualified Stock Option to purchase 5,000 shares, at an option price equal to 100% of the Fair Market Value of a share of Stock on such date, each year in connection with the shareholders meeting where directors are elected, even if such Non-Employee Director will not be elected at such meeting but continues to serve as a Non-Employee Director.

            SECTION 6. Restricted Stock.

            (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

            (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                        (i) Each participant shall be issued a stock certificate
            in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RSI Systems, Inc. 1994 Stock Plan and an Agreement entered into between the registered owner and RSI Systems, Inc. Copies of such Plan and Agreement are on file in the offices of RSI Systems, Inc., 7400 Metro Boulevard, Suite 475, Minneapolis, MN 55424."

                        (ii) The Committee shall require that the stock
            certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

            (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                        (i) Subject to the provisions of this Plan and the award
            agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                        (ii) Except as provided in paragraph (c)(i) of this
            Section 6, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (O of Section 10). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

                        (iii) Subject to the provisions of the award agreement
            and paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

                        (iv) In the event of special hardship circumstances of a
            participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

                        (v) Notwithstanding the foregoing, all restrictions with
            respect to any participant's shares of Restricted Stock shall lapse, on the date determined by the Committee, prior to, but in no event more than sixty (60) days prior to, the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

            SECTION 7. Transfer, Leave of Absence, etc.

            For purposes of the Plan, the following events shall not be deemed a termination of employment:

            (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

            (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

            (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

            SECTION 8. Amendments and Termination.

            The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionees or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

            The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

            SECTION 9. Unfunded Status of Plan.

            The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet,made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

            SECTION 10. General Provisions.

            (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

            All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, an y stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (b) Subject to paragraph (d) below, recipients of Restricted Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

            (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

            (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

            (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

            (f) The reinvestment of dividends in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

            SECTION 11. Effective Date of Plan.

            The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the Stock present and entitled to vote at a meeting of the Company's shareholders.